UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2010
LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30242 (Commission File Number)	72-1449411 (IRS Employer Identification No.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 20, 2010, Lamar Advertising Company (the “Company”) held its 2010 Annual Meeting of Stockholders. Two proposals were before the meeting: (1) the election of each of John Maxwell Hamilton, John E. Koerner, III, Edward H. McDermott, Stephen P. Mumblow, Thomas V. Reifenheiser, Anna Reilly, Kevin P. Reilly, Jr., and Wendell Reilly as directors to serve until the 2011 Annual Meeting of Stockholders; and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.
     Only stockholders of record as of the close of business on April 1, 2010 were entitled to vote at the 2010 Annual Meeting. As of April 1, 2010, 77,026,230 shares of Class A common stock, 15,172,865 shares of Class B common stock, and 5,718 whole shares of Series AA preferred stock were outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, 68,763,967 shares of Class A common stock, all 15,172,865 shares of Class B common stock, and all 5,718 shares of Series AA preferred stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.
     At the 2010 Annual Meeting, both of the proposals were approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.
(1) Election of Eight Directors to Serve until the 2011 Annual Meeting:

Name of Director
Nominees	For	Withheld	Broker Non-Votes
John Maxwell Hamilton	188,551,773	26,138,563	5,807,999
John E. Koerner, III	212,167,419	2,522,917	5,807,999
Edward H. McDermott	212,351,047	2,339,289	5,807,999
Stephen P. Mumblow	188,551,758	26,138,578	5,807,999
Thomas V. Reifenheiser	185,518,971	29,171,365	5,807,999
Anna Reilly	184,518,512	30,171,824	5,807,999
Kevin P. Reilly, Jr.	210,951,080	3,739,256	5,807,999
Wendell Reilly	211,375,149	3,315,187	5,807,999

(2) Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year:

For	Against	Abstain	Broker Non-Votes
220,121,387	376,034	914	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer